CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.9.2

AMENDMENT #1

TO

AMENDED AND RESTATED MASTER SERVICES AGREEMENT

This Amendment (“Amendment”) effective October 1, 2010 (“Amendment Effective Date”) is between Synacor, Inc. (“Synacor”) and Charter Communications Operating, LLC (“Client”) under which the parties hereto mutually agree to modify and amend the Synacor Amended and Restated Master Services Agreement, dated April 1, 2010 (including the exhibits, schedules and amendments thereto, the “Agreement”). All capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

Whereas, the parties desire to modify the amount due related to video advertising,

Now therefore, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.0	Banner Video: The following will be added at the end of the third bullet point under Section 4(b)(ii)(a) of Schedule A of the Agreement to address banner video ads:

•	Notwithstanding the foregoing, during the Initial Term, Client will pay Synacor [*]

2.0	Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

SYNACOR, INC.		CHARTER COMMUNICATIONS OPERATING, LLC
		By:	Charter Communications, Inc., its Manager

By:	/s/ Sheldon M. Schenkler	By:	/s/ Christopher A. Hill

Name:	Sheldon M. Schenkler	Name:	Christopher A. Hill

Title:	Corporate Controller	Title:	VP Business Development

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.